Exhibit 99.1

PANDORA REPORTS Q2 2018 FINANCIAL RESULTS
Stronger Year-On-Year Trends in Advertising and Subscription Businesses Drove Double Digit Revenue Growth

•	Total Q2 Revenue was $384.8 million, growing 12% year-over-year excluding Australia, New Zealand & Ticketfly, exceeding top-end of guidance

•	Q2 Subscription revenue was $113.7 million, growing 67% year-over-year excluding Australia, New Zealand & Ticketfly

•	Ad hour trends improved for the third straight quarter

•	Ad RPM hit an all-time Q2 high of $68.75, growing 4% year-over-year

•	Added 351 thousand to approximately 6 million subscribers; which grew 23% year-over-year

•	Announced partnerships with AT&T, Snap and Cheddar

•	Completed the acquisition of AdsWizz and launched Audio Programmatic

OAKLAND, Calif. - July 31, 2018 - Pandora (NYSE: P) today announced financial results for the second quarter ended June 30, 2018.

“We made continued progress against our strategy with total revenue growing 12%, subscription revenue up 67% and ad hour trends improving for the third straight quarter,” said Pandora CEO Roger Lynch. “New partnerships with top brands like Snap and AT&T, as well as enhancements to our ad tech and programmatic offerings, position us to further accelerate growth and ownership of the expanding digital audio marketplace.”

Second Quarter 2018 Financial Results & Highlights

Revenue: For the second quarter of 2018, total consolidated revenue was $384.8 million, an approximate 12% year-over-year increase compared to the year-ago quarter, excluding Australia, New Zealand and Ticketfly. This included $271.1 million in advertising revenue and $113.7 million in subscription revenue. We discontinued our service in Australia and New Zealand on July 31, 2017, and Ticketfly was sold to Eventbrite on September 1, 2017.

GAAP Net Loss and Adjusted EBITDA: For the second quarter of 2018, GAAP net loss was $92.0 million or $0.38 per share. This compared to a net loss of $275.1 million or $1.20 per share in the same quarter last year. Net loss included an unforecasted non-cash charge of $14.6 million related to the convertible debt exchange, a $7.2 million tax benefit for the release of a valuation allowance associated with the Adswizz acquisition and additional expense relating to restructuring and the AdsWizz transaction fees, all of which impacted net income by approximately $10.5 million, or $0.04 per share.

Our non-GAAP net loss was $38.9 million, or $0.15 per share. This compared to $50.1 million net loss or $0.21 in the year ago quarter. Adjusted EBITDA was a loss of $34.6 million, compared to a loss of $54.3 million in the same quarter last year.

Cash and Investments: For the second quarter of 2018, the Company ended with $420.8 million in cash and investments, compared to $544.4 million at the end of the prior quarter. This included $66.9 million use of cash for the AdsWizz acquisition, net of cash acquired.

Strategic Announcement: Pandora closed the acquisition of Adswizz on May 25, 2018. Final consideration was $146.6 million, comprised of $73.7 million in cash and 9.6 million shares.

Additionally, Pandora announced the general availability of audio programmatic, Pandora’s first product integration with AdsWizz, which will allow Pandora to access additional demand, optimize pricing and increase efficiency of the company’s ad operations.

Product Launches: Pandora launched its Premium Family Plan that provides all the benefits of ad-free, on-demand music with Premium, for up to six people under one billing account for just $14.99 a month.

Listener Hours: Total listener hours were 5.09 billion for the second quarter of 2018, compared to 5.22 billion for the same period of the prior year.

Active Users: Active users were 71.4 million at the end of the second quarter of 2018.

Subscribers: Pandora Plus and Pandora Premium subscribers were approximately 6 million at the end of the second quarter of 2018.

Other Information

Guidance: Guidance will be discussed during the second quarter 2018 conference call.

Second Quarter 2018 Financial Results Conference Call: Pandora will host a conference call today at 2 p.m. PT/5 p.m. ET to discuss second quarter 2018 financial results with the investment community. A live webcast of the event will be available on the Pandora Investor Relations website at http://investor.pandora.com. A live domestic dial-in is available at (877) 355-0067 or (614) 999-7532 internationally. A domestic replay will be available at (855) 859-2056 or (404) 537-3406 internationally, using passcode7592268, and available via webcast replay until August 14, 2018.

ABOUT PANDORA
Pandora is the world’s most powerful music discovery platform—a place where artists find their fans and listeners find music they love. We are driven by a single purpose: unleashing the infinite power of music by connecting artists and fans, whether through earbuds, car speakers, or anywhere fans want to experience it. Our team of highly trained musicologists analyze hundreds of attributes for each recording which powers our proprietary Music Genome Project®, delivering billions of hours of personalized music tailored to the tastes of each music listener, full of discovery, making artist/fan connections at unprecedented scale. Founded by musicians, Pandora empowers artists with valuable data and tools to help grow their careers and connect with their fans.

www.pandora.com @pandoramusic |www.pandoraforbrands.com| @PandoraBrands | amp.pandora.com

"Safe harbor" Statement: This press release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding expected revenue and adjusted EBITDA, and the benefits to Pandora from the acquisition of AdsWizz. These forward-looking statements are based on Pandora's current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: our operation in an emerging market and our relatively new and evolving business model; our ability to estimate revenue reserves; our ability to increase our listener base and listener hours; our ability to attract and retain advertisers; our ability to generate additional revenue on a cost-effective basis; competitive factors; our ability to continue operating under existing laws and licensing regimes; our ability to enter into and maintain commercially viable direct licenses with record labels for the right to reproduce and publicly perform sound recordings on our service; our ability to establish and maintain relationships with makers of mobile devices, consumer electronic products and automobiles; our ability to manage our growth and geographic expansion; our ability to continue to innovate and keep pace with changes in technology and our competitors; our ability to expand our operations to delivery of non-music content; our ability to protect our intellectual property; risks related to service interruptions or security breaches; and general economic conditions worldwide. Further information on these factors and other risks that may affect the business are included in filings with the Securities and Exchange Commission (SEC) from time to time, including under the heading “Risk Factors” in our most recent reports on Form 10-K and Form 10-Q.

The financial information contained in this press release should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent reports on Form 10-K and Form 10-Q, each as they may be amended from time to time. Our results of operations for the current period are not necessarily indicative of our operating results for any future periods.

These documents are available online from the SEC or on the SEC Filings section of the Investor Relations section of our website at investor.pandora.com. Information on our website is not part of this release. All forward-looking statements in this press release are based on information currently available to the Company, which assumes no obligation to update these forward-looking statements in light of new information or future events.

Non-GAAP Financial Measures: To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States ("GAAP"), the Company uses the following non-GAAP measures of financial performance: non-GAAP gross profit, non-GAAP net loss, non-GAAP basic and diluted net loss per common share, adjusted EBITDA, non-GAAP product development, non-GAAP sales and marketing and non-GAAP general and administrative. The presentation of this additional financial information is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. These non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. In addition, these non-GAAP financial measures may be different from the non-GAAP financial measures used by other companies. These non-GAAP measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. Management compensates for these limitations by reconciling these non-GAAP financial measures to the most comparable GAAP financial measures within our earnings releases.

Non-GAAP gross profit, non-GAAP net loss, non-GAAP basic and diluted net loss per common share, non-GAAP product development, non-GAAP sales and marketing and non-GAAP general and administrative differ from GAAP in that they exclude stock-based compensation expense, intangible amortization expense, amortization of non-recoupable ticketing contract advances, expense associated with the restructurings, transaction costs, loss on sales of subsidiaries and loss on extinguishment of convertible debt. The income tax effects of non-GAAP pre-tax loss have been reflected in non-GAAP net loss and non-GAAP basic and diluted net loss per common share.

Adjusted EBITDA: Adjusted EBITDA excludes stock-based compensation expense, provision for income taxes, depreciation and intangible amortization expense, amortization of non-recoupable ticketing contract advances, other expense, expense associated with the restructurings, transaction costs and loss on sales of subsidiaries.

Stock-based Compensation Expense: consists of expenses for stock options, restricted stock units and other awards under our equity incentive plans. Stock-based compensation is included in the following cost and expense line items of our GAAP presentation: cost of revenue—other, cost of revenue—ticketing service, product development, sales and marketing and general and administrative.

Although stock-based compensation is an expense for the Company and is viewed as a form of compensation, management excludes stock-based compensation from our non-GAAP measures and adjusted EBITDA results for purposes of evaluating our continuing operating performance primarily because it is a non-cash expense not believed by management to be reflective of our core business, ongoing operating results or future outlook. In addition, the value of stock-based instruments is determined using formulas that incorporate variables, such as market volatility, that are beyond our control.

Provision for Income Taxes: consists of expense recognized related to U.S. and foreign income taxes. The Company considers its adjusted EBITDA results without these charges when evaluating its ongoing performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook.

Depreciation and Intangible Amortization Expense: consists of non-cash charges that can be affected by the timing and magnitude of business combinations and asset purchases. Depreciation and intangible amortization expense is included in the following cost and expense line items of our GAAP presentation: cost of revenue—other, cost of revenue—ticketing service, product development, sales and marketing and general and administrative. Depreciation and intangible amortization expense also consists of non-cash amortization of non-recoupable amounts paid in advance to the Company’s clients pursuant to ticketing agreements. Amortization of non-recoupable ticketing contract advances is included in the sales and marketing line of our GAAP presentation. Management considers its operating results without intangible amortization expense and amortization of non-recoupable ticketing contract advances when evaluating its ongoing non-GAAP performance and without depreciation, intangible amortization expense and amortization of non-recoupable ticketing contract advances when evaluating its ongoing adjusted EBITDA performance because these charges are non-cash expenses that can be affected by the timing and magnitude of business combinations, asset purchases and new client agreements and may not be reflective of our core business, ongoing operating results or future outlook.

Other Expense: consists primarily of interest expense related to our Convertible Senior Notes and our Credit Facility. The Company considers its adjusted EBITDA results without these charges when evaluating its ongoing performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook.

Expense Associated with the Restructurings: consists of employee-related expense recognized in connection with the workforce reductions in the first quarters of 2018 and 2017 and the restructuring in Australia and New Zealand. These costs are included in the following cost and expense line items of our GAAP presentation: cost of revenue—other, product development, sales and marketing and general and administrative. This also consists of professional fees recognized in connection with the reorganization of the Company in the first quarters of 2017 and 2018, which are included in the general and administrative line item of our GAAP presentation. The Company considers its non-GAAP and adjusted EBITDA results without these charges when evaluating its ongoing performance because these charges are not believed by management to be reflective of our core business, ongoing operating results or future outlook.

Transaction Costs: consists of professional and legal fees recognized during the period, primarily related to the AdsWizz acquisition. These costs are included in the general and administrative line item of our GAAP presentation. The Company considers its non-GAAP and adjusted EBITDA results without these charges when evaluating its ongoing performance because these charges are not believed by management to be reflective of our core business, ongoing operating results or future outlook.

Loss on Sales of Subsidiaries: consists of loss on sales of subsidiaries recognized during the period, primarily related to the Ticketfly disposition, including the cancellation of the convertible promissory note receivable. These amounts were calculated as the decrease in the fair value less costs to sell for sales of our subsidiaries and were recorded as loss on sales during the period. The Company considers its operating results without these charges when evaluating its ongoing non-GAAP and adjusted EBITDA results because these charges are not believed by management to be reflective of our core business, ongoing operating results or future outlook.

Loss on Extinguishment of Convertible Debt: consists of loss on extinguishment of convertible debt recognized during the period. This amount were calculated as the difference in the fair value and carrying value of the convertible debt immediately prior to extinguishment and was recorded as loss on extinguishment of convertible debt during the period. The Company considers its operating results without these charges when evaluating its ongoing non-GAAP and adjusted EBITDA results because these charges are not believed by management to be reflective of our core business, ongoing operating results or future outlook.

Income Tax Effects of Non-GAAP Pre-tax Loss: The Company adjusts non-GAAP pre-tax net loss by considering the income tax effects of its non-GAAP adjustments. The Company is currently forecasting a non-GAAP effective tax rate of approximately 22% to 25% cumulatively for each quarter and the full year 2018. However, the Company is not expected to incur any material cash taxes due to its net operating loss position.

Management believes these non-GAAP financial measures and adjusted EBITDA serve as useful metrics for our management and investors because they enable a better understanding of the long-term performance of our core business and facilitate comparisons of our operating results over multiple periods and to those of peer companies, and when taken together with the corresponding GAAP financial measures and our reconciliations, enhance investors' overall understanding of our current financial performance.

In the financial tables below, the Company provides a reconciliation of the most comparable GAAP financial measure to the historical non-GAAP financial measures used in this earnings release.

###
Contacts:

Derrick Nueman / Conrad Grodd
Investor Relations
investor@pandora.com
(510) 842-6960

Jette Speights
Pandora Corporate Communications
press@pandora.com
(510) 858-3865

Pandora Media, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2017 (1)	2018 (1)	2017 (1)	2018 (1)
Revenue
Advertising	$278,204	$271,056	$501,512	$485,624
Subscription and other	68,900	113,738	133,778	218,403
Ticketing service	29,730	—	57,548	—
Total revenue	376,834	384,794	692,838	704,027
Cost of revenue
Cost of revenue—Content acquisition costs	195,875	226,860	383,295	444,440
Cost of revenue—Other (2)	27,440	32,727	52,972	59,576
Cost of revenue—Ticketing service (2)	20,510	—	39,128	—
Total cost of revenue	243,825	259,587	475,395	504,016
Gross profit	133,009	125,207	217,443	200,011
Gross margin	35%	33%	31%	28%
Operating expenses
Product development (2)	41,233	40,351	80,821	76,235
Sales and marketing (2)	145,891	125,375	270,993	249,591
General and administrative (2)	57,954	53,617	102,479	95,248
Goodwill impairment	131,997	—	131,997	—
Contract termination fees	23,467	—	23,467	—
Total operating expenses	400,542	219,343	609,757	421,074
Loss from operations	(267,533)	(94,136)	(392,314)	(221,063)
Interest expense	(7,404)	(6,745)	(14,785)	(14,031)
Other income, net	78	1,767	307	4,349
Total other expense, net	(7,326)	(4,978)	(14,478)	(9,682)
Loss before provision for income taxes	(274,859)	(99,114)	(406,792)	(230,745)
Provision for income taxes	(277)	7,132	(611)	7,058
Net loss	(275,136)	(91,982)	(407,403)	(223,687)
Net loss available to common stockholders	$(289,664)	$(99,455)	$(421,931)	$(238,523)
Basic and diluted net loss per common share	$(1.20)	$(0.38)	$(1.76)	$(0.93)
Weighted-average basic and diluted common shares	241,320	259,822	239,428	256,397

(1) Includes results for Australia, New Zealand and Ticketfly, where applicable
 (2) Includes stock-based compensation expense as follows:

	Three months ended June 30,		Six months ended June 30,
	2017	2018	2017	2018
Cost of revenue—Other	$814	$800	$1,629	$1,542
Cost of revenue—Ticketing service	34	—	63	—
Product development	9,422	8,028	17,337	14,445
Sales and marketing	15,102	11,092	28,598	22,909
General and administrative	13,236	7,608	20,599	15,068
Total stock-based compensation expense	$38,608	$27,528	$68,226	$53,964

Pandora Media, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	As of December 31,	As of June 30,
	2017	2018
	(audited)	(unaudited)
Assets
Current assets
Cash and cash equivalents	$499,597	$292,996
Short-term investments	1,250	127,791
Accounts receivable, net	336,429	339,592
Prepaid content acquisition costs	55,668	24,379
Prepaid expenses and other current assets	19,220	21,799
Total current assets	912,164	806,557
Convertible promissory note receivable	35,471	—
Property and equipment, net	116,742	110,583
Goodwill	71,243	178,917
Intangible assets, net	19,409	59,863
Other long-term assets	11,293	12,023
Total assets	$1,166,322	$1,167,943
Liabilities, redeemable convertible preferred stock and stockholders’ equity
Current liabilities
Accounts payable	$14,896	$17,704
Accrued liabilities	34,535	60,047
Accrued content acquisition costs	97,751	125,791
Accrued compensation	47,635	48,184
Deferred revenue	31,464	43,512
Total current liabilities	226,281	295,238
Long-term debt, net	273,014	250,267
Other long-term liabilities	23,500	25,919
Total liabilities	522,795	571,424
Redeemable convertible preferred stock	490,849	505,684
Stockholders’ equity
Common stock	25	27
Additional paid-in capital	1,422,221	1,598,905
Accumulated deficit	(1,269,351)	(1,507,874)
Accumulated other comprehensive loss	(217)	(223)
Total stockholders’ equity	152,678	90,835
Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$1,166,322	$1,167,943

Pandora Media, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands) (unaudited)

	Three months ended June 30,		Six months ended June 30,
	2017	2018	2017	2018
Operating activities
Net loss	$(275,136)	$(91,982)	$(407,403)	$(223,687)
Adjustments to reconcile net loss to net cash used in operating activities
Loss on dispositions	—	—	—	2,173
Goodwill impairment	131,997	—	131,997	—
Loss on extinguishment of convertible debt	—	14,600	—	14,600
Depreciation and amortization	17,435	14,283	35,115	28,062
Stock-based compensation	38,608	27,528	68,226	53,964
Amortization of premium on investments, net	20	(552)	73	(670)
Accretion of discount on convertible promissory note receivable	—	—	—	(534)
Other operating activities	(179)	166	186	231
Amortization of debt discount	4,913	5,022	9,799	10,418
Interest income	—	—	—	(810)
Provision for bad debt	7,884	1,831	9,274	1,516
Changes in operating assets and liabilities
Accounts receivable	(32,347)	(51,049)	12,594	16,111
Prepaid content acquisition costs	8,673	11,522	6,441	31,289
Prepaid expenses and other assets	(3,567)	242	(9,146)	(1,346)
Accounts payable, accrued and other current liabilities	1,880	(1,148)	15,072	3,601
Accrued content acquisition costs	(1,713)	19,537	(5,475)	28,040
Accrued compensation	16	2,517	(13,191)	1,170
Other long-term liabilities	420	(8,241)	176	(9,027)
Deferred revenue	120	5,830	4,116	12,047
Reimbursement of cost of leasehold improvements	—	537	5,236	894
Net cash used in operating activities	(100,976)	(49,357)	(136,910)	(31,958)
Investing activities
Purchases of property and equipment	(6,561)	(1,580)	(8,541)	(4,990)
Internal-use software costs	(3,129)	(5,089)	(10,894)	(10,578)
Payments related to acquisition, net of cash acquired	—	(66,924)	—	(66,924)
Purchases of investments	—	(75,245)	—	(164,586)
Proceeds from maturities of investments	14,054	37,500	25,274	38,750
Proceeds from cancellation of convertible promissory note receivable	—	—	—	34,742
Net cash provided by (used in) investing activities	4,364	(111,338)	5,839	(173,586)
Financing activities
Proceeds from issuance of redeemable convertible preferred stock	172,500	—	172,500	—
Payments of issuance costs	(12,625)	(4,516)	(12,625)	(4,516)
Proceeds from employee stock purchase plan	3,348	2,237	6,146	2,274
Proceeds from exercise of stock options	750	175	3,138	423
Tax withholdings related to net share settlements of restricted stock units	—	(190)	—	(477)
Net cash provided by (used in) financing activities	163,973	(2,294)	169,159	(2,296)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	82	(10)	292	(18)
Net increase (decrease) in cash, cash equivalents and restricted cash	67,443	(162,999)	38,380	(207,858)
Less: Cash held for sale	(28,101)	—	(28,101)	—
Cash, cash equivalents and restricted cash at beginning of period	172,757	455,995	201,820	500,854
Cash, cash equivalents and restricted cash at end of period	$212,099	$292,996	$212,099	$292,996

Pandora Media, Inc.
Condensed Consolidated Statements of Cash Flows continued
(in thousands) (unaudited)

	Three months ended June 30,		Six months ended June 30,
	2017	2018	2017	2018
Reconciliation of cash, cash equivalents and restricted cash as shown in the statements of cash flows
Cash and cash equivalents	$209,581	$292,996	$209,581	$292,996
Restricted cash included in other long-term assets line item of Condensed Consolidated Balance Sheets	2,518	—	2,518	—
Total cash, cash equivalents and restricted cash	$212,099	$292,996	$212,099	$292,996

Pandora Media, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share amounts)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2017	2018	2017	2018
Gross profit
GAAP gross profit	$133,009	$125,207	$217,443	$200,011
Stock-based compensation—Cost of revenue	848	800	1,692	1,542
Amortization of intangibles—Cost of revenue	2,514	1,951	3,933	3,106
Expense associated with the restructurings	78	—	390	—
Non-GAAP gross profit	$136,449	$127,958	$223,458	$204,659
Non-GAAP gross margin	36%	33%	32%	29%

Adjusted EBITDA and non-GAAP net loss
GAAP net loss	$(275,136)	$(91,982)	$(407,403)	$(223,687)
Depreciation and amortization	17,435	14,283	35,115	28,062
Stock-based compensation	38,608	27,528	68,226	53,964
Other expense, net	7,326	4,978	14,478	9,682
Provision for income taxes	277	(7,132)	611	(7,058)
Expense associated with the restructurings	1,733	1,379	7,913	10,247
Transaction costs	—	1,700	—	4,059
Goodwill impairment	131,997	—	131,997	—
Loss on extinguishment of convertible debt	—	14,600	—	14,600
Loss on sale of subsidiaries	—	—	—	2,173
Contract termination fees	23,467	—	23,467	—
Adjusted EBITDA	$(54,293)	$(34,646)	$(125,596)	$(107,958)
Income tax effects of non-GAAP pre-tax loss	23,596	5,247	55,754	26,997
Other expense, net	(7,326)	(4,978)	(14,478)	(9,682)
Provision for income taxes	(277)	$7,132	$(611)	$7,058
Depreciation	(11,821)	(11,655)	(22,378)	(23,916)
Non-GAAP net loss	$(50,121)	$(38,900)	$(107,309)	$(107,501)

Non-GAAP net loss per common share - basic and diluted	(0.21)	(0.15)	(0.45)	(0.42)
Weighted average basic and diluted common shares	241,320	259,822	239,428	256,397

Pandora Media, Inc.
Reconciliation of GAAP to Non-GAAP Measures continued
(in thousands, except per share amounts)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2017	2018	2017	2018
Product development
GAAP product development	$41,233	$40,351	$80,821	$76,235
Stock-based compensation	(9,422)	(8,028)	(17,337)	(14,445)
Amortization of intangibles	(254)	(97)	(2,076)	(194)
Expense associated with the restructurings	(8)	—	(710)	(622)
Non-GAAP product development	$31,549	$32,226	$60,698	$60,974

Sales and marketing
GAAP sales and marketing	$145,891	$125,375	$270,993	$249,591
Stock-based compensation	(15,102)	(11,092)	(28,598)	(22,909)
Amortization of intangibles	(1,170)	(397)	(2,883)	(480)
Amortization of non-recoupable ticketing contract advances	(1,493)	—	(3,479)	—
Loss on sale of subsidiaries	—	—	—	(100)
Expense associated with the restructurings	(1,551)	—	(5,207)	(4,608)
Non-GAAP sales and marketing	$126,575	$113,886	$230,826	$221,494

General and administrative
GAAP general and administrative	$57,954	$53,617	$102,479	$95,248
Stock-based compensation	(13,236)	(7,608)	(20,599)	(15,068)
Amortization of intangibles	(183)	(183)	(366)	(366)
Transaction costs	—	(1,700)	—	(4,059)
Loss on extinguishment of convertible debt	—	(14,600)	—	(14,600)
Loss on sale of subsidiaries	—	—	—	(2,073)
Expense associated with the restructurings	(96)	(1,379)	(1,606)	(5,017)
Non-GAAP general and administrative	$44,439	$28,147	$79,908	$54,065

Pandora Media, Inc.
Ad RPM and LPM History
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2017	2018	2017	2018
Advertising RPM	$66.15	$68.75	$58.34	$62.15
Advertising LPM	$35.84	$36.87	$34.61	$36.61

Pandora Media, Inc.
Subscription ARPU and LPU History
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2017	2018	2017	2018
Subscription ARPU	$4.82	$6.52	$4.79	$6.41
Subscription LPU	$3.11	$4.78	$3.03	$4.72